E X H I B I T 99
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                                PALL CORPORATION
                2001 Stock Option Plan for Non-Employee Directors


Section 1.   Purpose

         The purpose of this Pall Corporation 2001 Stock Option Plan for Non-Employee Directors (the "Plan") is to secure for Pall Corporation (the "Company") and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries.

Section 2.   Administration

         The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall have all the powers vested in it by the terms of the Plan. However, the Board, not the Committee, shall have the sole power and authority (within the limitations described herein) to prescribe the form of the document embodying and evidencing stock options granted under the Plan ("Options"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents in connection with the Plan, including Options granted under the Plan. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

Section 3.   Amount of Stock

         The stock which may be issued and sold under the Plan shall be the Common Stock of the Company ("Common Stock") of a total number not exceeding 400,000 shares, subject to adjustment as provided in Section 6 hereof. The stock to be issued may be either authorized and unissued shares or reacquired shares. In the event that Options granted under the Plan shall terminate or expire without having been exercised in full, new Options may be granted covering the shares not purchased under such lapsed Options.


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Section 4.   Eligibility and Grant of Options

         As used herein, the term "Granting Date" means the fifth day of January in each year during which the Plan is in effect beginning with the year 2002 except that if said date is not a day on which trading takes place on the New York Stock Exchange, the Granting Date shall be the first day after January 5th on which trading does take place on said Exchange. Each member of the Board who is not an employee of the Company or any of its subsidiaries at the time when Options are to be granted under the ensuing provisions of this Section 4 (a "Non-Employee Director") shall automatically, by virtue of the Plan and without any action by the Committee or the Board, be granted an Option as follows:

         (a) On each Granting Date, each Non-Employee Director who was elected a director of the Company by shareholders at the annual meeting of shareholders next preceding such Granting Date for the first time (i.e., disregarding any previous election of such person by the Board) shall be granted an Option on 12,000 shares (an "Initial Grant").

         (b) On the Granting Date in 2002 and in every second year thereafter (e.g., 2004, 2006, etc.), each person who is a Non-Employee Director on such Granting Date and who is not entitled to an Initial Grant under Section 4(a) on such Granting Date shall be granted an Option on 7,500 shares.

Section 5.   Terms and Conditions of Options

         Each Option granted under the Plan shall be evidenced by an instrument in such form as the Board shall prescribe from time to time in accordance with the Plan and all applicable laws and regulations and shall be subject to the following terms and conditions and those set forth elsewhere in the Plan, which terms and conditions shall be deemed incorporated in each Option by reference to the provisions of the Plan:

         (a) The Option exercise price shall be the Fair Market Value (as defined in Section 7(a) hereof) of the shares of Common Stock subject to such Option on the date the Option is granted (the "date of grant") but in no event less than the par value of the shares.

         (b) No part of an Option may be exercised (i) before the first anniversary of the date of grant or (ii) after the tenth anniversary of the date of grant. The minimum number of shares with respect to which an Option may be exercised in part at one time shall be the lesser of (i) 100 or (ii) the number of shares remaining available under the Option. Subject to the foregoing and to the ensuing provisions of this Section 5, an Option may be exercised as follows:


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                  (i) at any time or times from the first anniversary of the date of grant to the date preceding the second anniversary, both such dates inclusive, for any number of shares up to 25 percent of the number of shares covered thereby;

                  (ii) at any time or times from the second anniversary of the date of grant to the date preceding the third anniversary, both such dates inclusive, as to any number of shares which, when added to the shares as to which such Option has theretofore been exercised, will not exceed 50 percent of the number of shares covered thereby;

                  (iii) at any time or times from the third anniversary of the date of grant to the date preceding the fourth anniversary, both such dates inclusive, as to any number of shares which, when added to the shares as to which such Option has theretofore been exercised, will not exceed 75 percent of the shares covered thereby; and

                  (iv) at any time or times from the fourth anniversary of the date of grant to the tenth anniversary, both such dates inclusive, as to any number of shares which, when added to the shares as to which the Option has theretofore been exercised, will not exceed the total number of shares covered thereby.

         (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, or if a legal guardian or other legal representative is appointed for an optionee, by such guardian or representative, except that an Option in its entirety (or the entire portion thereof remaining after any partial exercise thereof) is transferable to any "family member" of the optionee, as the term "family member" is defined, at the time of any such proposed transfer, in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Securities Act"). It is a condition to any such transfer to a family member that (i) not less than 20 days before any such transfer, or such shorter period as the Committee may authorize in a particular case, the optionee has notified the Secretary of the Company of his or her intention to make such transfer and (ii) such transfer complies with the requirements of said General Instructions to Form S-8 which are conditions to the registration under the Securities Act on said Form S-8 of the issuance and sale to the transferee of the shares issuable upon exercise of the Option, including but not limited to the provision of said General Instructions that Form S-8 is not available for the exercise of Options transferred "for value" as defined therein. (For the information of optionees, at the time of adoption of this Plan said General Instructions to Form S-8 define "family member" as follows: "For purposes of this form, 'family member' includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employees [sic] household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own


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more than fifty percent of the voting interests." In the event that the
Commission should change that definition prior to any proposed transfer, the definition as so changed shall apply and govern.)

         (d) No Option or any part of an Option shall be exercisable:

                  (i) unless written notice of exercise, in form satisfactory to the Committee, is given to the Company; and

                  (ii) unless the person exercising the Option makes payment to the Company in full in United States dollars by cash or check of such amount as is sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes by reason of such exercise or makes such other arrangement satisfactory to the Committee as will enable the Company to satisfy any such obligation.

         (e) At the time notice of exercise of an Option is given pursuant to
Section 5(d)(i) hereof, the person exercising the Option shall either (I) make full payment in United States dollars by cash or check of the Option exercise price of the shares being acquired (sometimes hereinafter called the "purchase price") or (II) if the person exercising the Option is the individual to whom the Option was granted and at the time of exercise such individual is a member of the Board, such optionee may elect to pay the purchase price on an installment payment basis on the following terms and conditions:

                  (A) The installments payable shall be the minimum amounts required to be paid by Regulation U of the Board of Governors of the Federal Reserve System as in effect as of the date of exercise of the Option or any successor regulation (hereinafter "Regulation U") or such greater installment payments as the Board may prescribe.

                  (B) The optionee shall not be required to pay interest to the Company on the unpaid balance of the purchase price.

                  (C) The unpaid balance of the purchase price shall be immediately payable in full upon demand made by the Company to the optionee (or, if the optionee has died, to the legal representatives of his or her estate or the successor owner of the stock, hereinafter collectively "Optionee's Successors").

                  (D) The shares for which the Option is exercised shall be issued to and registered in the name of the optionee but shall be endorsed by the optionee in blank (either on the certificate or on a separate stock power) and held by the Company as collateral security for the unpaid balance of the purchase price. Neither the optionee nor the Optionee's Successors shall be permitted to sell, withdraw, pledge or otherwise dispose of all or any part of such collateral except at a time when such sale, withdrawal, pledge or other disposition is permitted by Regulation U. Subject to compliance with

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          the immediately preceding sentence, the optionee (and the Optionee's
          Successors) shall have the right at any time and from time to time to withdraw part or all of the shares from the collateral so held by the Company upon payment of the unpaid balance of the purchase price of the shares withdrawn. For purposes of determining such unpaid balance, each payment made otherwise than to obtain withdrawal of shares under the immediately preceding sentence shall be applied pro rata to all shares which at the time of such payment are held by the Company as collateral for the payment of the balance of the purchase price. Upon default by the optionee (or the Optionee's Successors) in the making of any payment due under the foregoing provisions of this Section 5(e), the Company shall have with respect to the collateral all of the rights of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, upon a default in the making of any payment due under these installment-payment provisions, the Company shall have the right, but not the obligation, to give written notice to the optionee (or the Optionee's Successors) to the effect that if such payment is not received by the Company by the payment date specified in such notice, which date shall be not less than 21 days after the date of giving of such notice, (i) the Company shall have the right to retain and cancel the shares held as collateral, crediting against the payment due the Fair Market Value (as defined in Section 7(a) hereof) of such shares on the payment date specified in such notice and (ii) the optionee (and the Optionee's Successors) shall be and remain liable for any balance due after such crediting.

                  (E) The optionee (and the Optionee's Successors) shall be entitled, from the date of exercise of such Option, to all of the rights of a shareholder, including the right to vote the shares and (subject to the rights of the Company pursuant to subparagraph (D) next above in the event of a payment default) to receive and retain all dividends paid thereon.

         (f) Except as limited by Section 7(c) hereof, the Board is authorized in its discretion, and with the consent of the optionee, to make amendments, not in conflict with the Plan or any applicable law or regulation, in the terms of any Option granted under the Plan.

         (g) In addition to the methods of payment of the Option exercise price authorized by Section 5(e) hereof, the person exercising the Option, at his or her election, shall have the right to make payment at the time of exercise by delivering to the Company shares of Common Stock of the Company having a total Fair Market Value (as defined in Section 7(a) hereof) equal to the Option exercise price, or a combination of cash and such shares having a total Fair Market Value equal to the Option exercise price, provided, however, that all shares so delivered must have been beneficially owned by the person exercising the Option for at least six months prior to the Option exercise date and, upon request, the Company shall be given satisfactory proof of such beneficial ownership. Certificates representing shares delivered to the Company pursuant to this paragraph shall be duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by the Company.



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         (h) If at the time of the death of an optionee an Option granted under the Plan has not been fully exercised and is outstanding, the optionee's estate or any person who has acquired the right to exercise the Option by bequest or inheritance or by reason of the optionee's death or by transfer during the optionee's lifetime to a "family member" in accordance with Section 5(c) hereof may, until the date one year after the date of the optionee's death and not thereafter (but in no event after the tenth anniversary of the date of grant), exercise the Option with respect to the number of shares as to which the optionee could have exercised it at the time of his or her death.

         (i) If an optionee ceases to be a member of the Board for any reason other than death or removal from the Board for cause in accordance with law, then, except as provided in the next sentence hereof, the Option shall thereafter be exercisable until the date one year after the date on which the optionee ceases to be a member of the Board and not thereafter (but in no event after the tenth anniversary of the date of grant) and only with respect to the number of shares as to which the optionee could have exercised the Option at the time that he or she ceased to be a member of the Board. Notwithstanding the immediately preceding sentence, if at the time that an optionee ceases to be a member of the Board he or she has been a member of the Board for at least two full three-year terms (six years, more or less, depending on the dates of annual meetings, which vary somewhat from year to year), the Option shall continue to vest in accordance with the vesting schedule set forth in Section 5(b) and shall remain outstanding and exercisable until the tenth anniversary of the date of grant (subject to the provisions of Section 5(h) if the optionee shall die prior to such tenth anniversary).

Section 6.    Adjustment in the Event of Change in Stock

         If the Company effects any stock split, stock dividend, combination, exchange of shares or similar capital adjustment, the aggregate number and kind of shares available under the Plan, the number, kind and price of shares subject to outstanding Options and the number of shares constituting an Option grant under Section 4 hereof, shall be appropriately and equitably adjusted so as to reflect such change, all as determined by the Board.

Section 7.   Miscellaneous Provisions

         (a) As used in the Plan, "Fair Market Value" means the arithmetic mean of the highest and lowest sales prices of the Common Stock on the date of grant or other date as of which the Common Stock is to be valued hereunder, as reported in New York Stock Exchange Composite Transactions. If no sale shall be reported in New York Stock Exchange Composite Transactions for the valuation date in question, Fair Market Value shall be determined by the Committee in accordance with Treasury Regulations applicable to incentive stock options.

         (b) Nothing in the Plan or in any Option granted under the Plan shall confer any rights on any director to continue as a director of the Company or shall interfere in any way with the right of the Company or its shareholders to remove such person as a director in



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accordance with applicable law. If a director shall be removed for cause in accordance with law, any Option held by such person shall automatically terminate as of the date of such removal.

         (c) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended and that any ambiguities or inconsistencies in the Plan be interpreted to give effect to such intention. The Committee may adopt rules and regulations under, and amend, the Plan in furtherance of such intent. Anything elsewhere in the Plan to the contrary notwithstanding, neither the Board nor the Committee shall have the power to amend the Plan in any way or take any other action which would cause the Plan to fail to qualify as or be disqualified as a "formula plan" under and for purposes of Rule 16b-3 and the instructions thereto.

         (d) Any director has the right to waive the granting of Options to him or her on the next Granting Date on which an Option would be granted to such director, by notice to the Secretary of the Company given prior to such Granting Date.

Section 8.   Change in Control

         (a) In the event of a "Change in Control" of the Company (as defined in Section 8(b) hereof), Options outstanding under the Plan on the date on which the Change in Control occurs shall become exercisable in full on said date (i.e., to the extent that any such Option or portion thereof is not yet exercisable on the date on which the Change in Control occurs, the right to exercise such Option as to all or any part of the shares covered thereby shall be accelerated).

         (b) A "Change in Control" for purposes of the Plan shall mean the occurrence of any of the following:

                  (i) the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Company and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or

                  (ii) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

                  (iii)any event described in Section 13 of the Rights Agreement, or

                  (iv) the date on which the number of duly elected and qualified directors of the Company who were not either elected by the Board or nominated by the Board or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights


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arising upon a Change in Control pursuant to Section 8(a) shall exist, to the extent that the Board so determines by resolution adopted prior to the Change in Control. Any such resolution may be rescinded or countermanded by the Board at any time.

Section 9.   Amendment

         Except as provided in Section 7(c) hereof, the Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that the Plan may not, without further approval by the shareholders of the Company, be amended to increase the total number of shares of Common Stock which may be issued upon the exercise of Options granted under the Plan above the number set forth in Section 3 hereof as said number may have been adjusted pursuant to
Section 6 hereof. No amendment of the Plan shall alter or impair any of the rights or obligations of any optionee, without his or her consent, with respect to any Option theretofore granted under the Plan.

Section 10.  Termination

         The Plan shall terminate upon the earlier of the following dates or events to occur:

         (a) upon the adoption of a resolution of the Board terminating the Plan; or

         (b) on a Granting Date if on said date the number of shares remaining available for grant of Options under the Plan is not sufficient for the making of the grants required by Section 4 hereof to be made on such Granting Date.

         No termination of the Plan shall alter or impair any of the rights or obligations of any optionee, without his or her consent, with respect to any Option theretofore granted under the Plan.


Section 11.  Shareholder Approval

         The Plan shall be submitted to the shareholders of the Company for their approval at the 2001 annual meeting of shareholders. The shareholders shall be deemed to have approved the Plan if it is approved at said meeting, including any adjournment thereof, in accordance with the Business Corporation Law of the State of New York. If the shareholders do not approve the Plan at said meeting, including any adjournment thereof, the Plan shall thereupon terminate and shall be of no further force or effect.

[Note: This Plan was adopted by the
Board of Directors on July 17, 2001,
subject to approval by shareholders,
and was approved by shareholders at
the annual meeting on November 14, 2001.]



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